OPPENHEIMER INTERNATIONAL BOND FUND

6803 South Tucson Way, Centennial, Colorado 80112

June 25, 2012

Dear Shareholder:

OppenheimerFunds has been conducting a proxy campaign to modernize certain of the funds’ investment restrictions and policies, reorganize the state of incorporation, and to fill four seats on the Board.We are pleased to report that every proposal for every fund has received an overwhelmingly favorable response from hundreds of thousands of shareholders.

At this point the proxy campaign has narrowed to a single proposal, Oppenheimer International Bond Fund’s proposal 2o which seeks to convert the Fund’s Investment Objective from fundamental to non-fundamental. By converting the fund’s investment objective to non-fundamental, the Fund will have the flexibility to adjust to changes in the market place without the significant time and expense of the proxy process.

Oppenheimer International Bond will be holding its meeting on July 18, 2012 in order to continue to solicit the votes required to approve this proposal. The Fund has received an overwhelmingly favorable response from individual shareholders but requires additional participation to approve the proposal. Please help complete this campaign by voting your shares through any of the convenient methods below.

Thank you for your participation and your investment with OppenheimerFunds.

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Voting is easy and will only take a few moments of your time:

    1.   Vote by Phone. Simply dial toll-free 1 (800) 331-5963 . Representatives are available Monday through Friday between the hours of 9:00 a.m. and 11:00 p.m. eastern time.

    2.   Vote via the Internet. You may cast your vote using the Internet by logging onto www.proxyonline.us and enter your control number on the enclosed proxy card.

        3.    Vote by Mail. You may cast your vote by signing, dating and mailing the enclosed proxy card in the postage-prepaid return envelope provided.

REG -7398

OPPENHEIMER INTERNATIONAL BOND FUND

6803 South Tucson Way, Centennial, Colorado 80112

June 25, 2012

Dear Shareholder:

OppenheimerFunds has been conducting a proxy campaign to modernize certain of the funds’ investment restrictions and policies, reorganize the state of incorporation, and to fill four seats on the Board.We are pleased to report that every proposal for every fund has received an overwhelmingly favorable response from hundreds of thousands of shareholders.

At this point the proxy campaign has narrowed to a single proposal, Oppenheimer International Bond Fund’s proposal 2o which seeks to convert the Fund’s Investment Objective from fundamental to non-fundamental. By converting the fund’s investment objective to non-fundamental, the Fund will have the flexibility to adjust to changes in the market place without the significant time and expense of the proxy process.

Oppenheimer International Bond will be holding its meeting on July 18, 2012 in order to continue to solicit the votes required to approve this proposal. The Fund has received an overwhelmingly favorable response from individual shareholders but requires additional participation to approve the proposal. Please help complete this campaign by voting your shares through any of the convenient methods below.

Thank you for your participation and your investment with OppenheimerFunds.

--------------------------------------------------------------------------------------------------------------------------------------

Voting is easy and will only take a few moments of your time:

          1.     Vote by Phone. Simply dial toll-free 1 (800) 331-5963 . Representatives are available Monday through Friday between the hours of 9:00 a.m. and 11:00 p.m. eastern time.

           2.    Vote via the Internet. Simply visit the website indicated on the enclosed proxy card and follow the instructions on the website.

               3.   Vote by Mail. You may cast your vote by signing, dating and mailing the enclosed proxy card in the postage-prepaid return envelope provided.

NOBO -7398

OPPENHEIMER INTERNATIONAL BOND FUND

6803 South Tucson Way, Centennial, Colorado 80112

June 25, 2012

Dear Shareholder:

OppenheimerFunds has been conducting a proxy campaign to modernize certain of the funds’ investment restrictions and policies, reorganize the state of incorporation, and to fill four seats on the Board.We are pleased to report that every proposal for every fund has received an overwhelmingly favorable response from hundreds of thousands of shareholders.

At this point the proxy campaign has narrowed to a single proposal, Oppenheimer International Bond Fund’s proposal 2o which seeks to convert the Fund’s Investment Objective from fundamental to non-fundamental. By converting the fund’s investment objective to non-fundamental, the Fund will have the flexibility to adjust to changes in the market place without the significant time and expense of the proxy process.

Oppenheimer International Bond will be holding its meeting on July 18, 2012 in order to continue to solicit the votes required to approve this proposal. The Fund has received an overwhelmingly favorable response from individual shareholders but requires additional participation to approve the proposal. Please help complete this campaign by voting your shares through any of the convenient methods below.

Thank you for your participation and your investment with OppenheimerFunds.

--------------------------------------------------------------------------------------------------------------------------------------

Voting is easy and will only take a few moments of your time:

     1.     Vote by Phone. Simply dial the toll-free number located on the enclosed proxy card. Please have the proxy card available at the time of the call.

      2.     Vote via the Internet. Simply visit the website indicated on the enclosed proxy card and follow the instructions on the website.

         3.   Vote by Mail. You may cast your vote by signing, dating and mailing the enclosed proxy card in the postage-prepaid return envelope provided.

OBO -7398